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                                                                     EXHIBIT 99

                             CAUTIONARY STATEMENTS

        From time to time, the Company may publish, verbally or in written form, forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. In fact, this Form 10-K (or any other periodic reporting documents required by the 1934
Act) may contain forward-looking statements reflecting the current views of the Company concerning potential future events or developments. The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements. These Cautionary Statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act. In order to comply with the terms of the "safe harbor," the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to the development and ownership of intellectual property; uncertainties relating to the ability of the Company and other companies to enforce their intellectual property rights; uncertainties relating to economic conditions (including, but not limited to, the continued weak economic conditions in the Asia Pacific region and the Latin America region); uncertainties relating to government and regulatory policies; uncertainties relating to customer plans and commitments; the Company's dependence on the cable television industry and cable television spending; signal security; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with key suppliers and subcontractors; governmental export and import policies; global trade policies; worldwide political stability and economic growth; regulatory uncertainties; delays in development and / or deployment of new products, including digital set-top products and the applications to be used on such digital set-top products; delays in testing of new products; rapid technology changes; the highly competitive environment in which the Company operates; the entry of new, well-capitalized competitors into the Company's markets as both competitors and customers; reliance on software programs used by the Company or its suppliers containing problems related to computations that must be made in 1999, 2000 and beyond ("Year 2000 Problems"); Year 2000 Problems that may exist in products currently or historically sold to customers of the Company; delays in providing upgrades to customers to prevent Year 2000 Problems in products sold by the Company; uncertainties in the financial markets relating to the Company's capital structure and cost of capital; and uncertainties inherent in international operations and foreign currency fluctuations. The words "believe," "expect," "anticipate," "project," "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.